Exhibit 99.1

CONTACT:

Robert H. Barghaus
Chief Financial Officer
(203) 661-1926, ext. 6668

Jane F. Casey
Vice President, Investor Relations
(203) 661-1926, ext. 6619

BLYTH, INC. ANNOUNCES ELECTION OF ANDREW GRAHAM AS NEW INDEPENDENT BOARD MEMBER

GREENWICH, Conn., Aug. 8, 2013 -- Blyth, Inc. (NYSE: BTH), a direct to consumer company and leading designer and marketer of health and wellness products, candles and accessories for the home sold through the direct selling and direct marketing channels, today announced the election of Andrew Graham to its Board of Directors. Mr. Graham has also been appointed to the Company's Audit Committee.
Mr. Graham is CEO and President of New York-based Forum Corporation, a training company specializing in leadership development and sales optimization, serving Fortune 500 companies for over forty years.  Since joining Forum one year ago, Mr. Graham has prioritized his focus to redefine the company's strategy and streamline its business model to facilitate growth.
Robert B. Goergen, Blyth's Chairman and Chief Executive Officer, said of Mr. Graham's appointment, "Having studied and advised global companies on business transformation in the consumer market space, Andrew has developed a keen understanding of what it takes to profitably grow an organization.  His experience in identifying and influencing successful leaders will benefit Blyth globally as it seeks to innovate and grow its portfolio of businesses."
For much of his professional career, Mr. Graham has consulted with organizations representing a number of sectors with the goal of improving business performance through targeted troubleshooting of operational issues in conjunction with the development of key leaders' strategic and critical thinking skills.

The subject of leadership development has been a specific area of focus for Graham, having studied leaders and organizations to understand better what makes some successful, while others fail to integrate effectively the vast array of information available to them to optimize both their personal and organization's effectiveness.  Prior to his conducting a year of intensive research in leadership effectiveness, affiliated with CIMBA University in Asolo, Italy, Mr. Graham was CEO, President and Member of the Board of Kepner-Tregoe, Inc., a global consulting and training firm based in Princeton, NJ at which he served in a variety of capacities over a 16 year tenure.
Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on the direct selling and direct marketing channels.  It designs and markets health and wellness products, candles and accessories for the home through the direct selling channel, utilizing both the network marketing and home party plan methods. The Company also designs and markets household convenience items and personalized gifts through the catalog/Internet channel.  Its products are sold direct to the consumer under the ViSalus®, PartyLite® and Two Sisters Gourmet by PartyLite® brands and to consumers in the catalog/Internet channel under the Miles Kimball®, Walter Drake®, Easy Comforts®, As We Change® and Exposures® brands.
Blyth, Inc. may be found on the Internet at www.blyth.com.
This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "anticipates," "intends," "expects," "believes" and "will," and similar words and phrases. Forward-looking statements are subject to a number of factors that could cause actual results and/or the timing of events to differ materially from those set forth in this press release. Additional information about the risk factors to which we are exposed and other factors that may adversely affect these forward-looking statements is contained in our reports and filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013. Investors should not place undue reliance on forward-looking statements as predictions of future results. We undertake no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release except as otherwise required by law.

###